Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-205764 and 333-203737 on Form S-3 and Nos. 333-210147, 333-203738, and 333-198753 on Form S-8 of our report dated March 13, 2017, relating to the consolidated financial statements of Minerva Neurosciences, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of Minerva Neurosciences, Inc. for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

March 13, 2017